FOR IMMEDIATE RELEASE	CONTACTS: Diane Merdian
Redwood Trust, Inc.	(415) 380-2331
Thursday, February 24, 2011
Mike McMahon
(415) 384-3805

REDWOOD TRUST REPORTS FOURTH QUARTER 2010 RESULTS

MILL VALLEY, CA – February 24, 2011 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the fourth quarter of 2010 of $15 million, or $0.18 per fully diluted share. This compares to net income of $20 million, or $0.25 per fully diluted share, for the third quarter of 2010, and net income of $40 million, or $0.51 per fully diluted share, for the fourth quarter of 2009.

Redwood also reported an estimated taxable loss of $6 million, or $0.07 per share, during the fourth quarter of 2010.  This compares to an estimated taxable loss of $9 million, or $0.11 per share, for the third quarter of 2010, and a taxable loss of $35 million, or $0.44 per share, for the fourth quarter of 2009.

At December 31, 2010, GAAP book value was $13.63 per share, an increase of $0.61 per share from September 30, 2010, and management’s estimate of non-GAAP economic value was $14.31 per share, an increase of $0.58 per share from September 30, 2010.

During the fourth quarter of 2010, Redwood acquired $195 million of residential mortgage loans, originated $30 million of commercial loans, and acquired $26 million of residential securities.  At December 31, 2010, cash and cash equivalents totaled $47 million.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business, financial results, and on non-GAAP metrics is available in The Redwood Review, which is available on Redwood’s website at www.redwoodtrust.com, and in Redwood’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission, and which is also available on Redwood’s website at www.redwoodtrust.com.

The accounting concepts and disclosures relating to Redwood’s financial statements are complex. The Redwood Review is an additional publication that provides information about Redwood. Today, The Redwood Review was released covering the fourth quarter of 2010 and is available on our website.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements	Fourth	Third	Second	First	Fourth
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2010	2010	2010	2010	2009

Interest income	$56	$59	$56	$59	$62
Interest expense	(22)	(24)	(21)	(18)	(21)
Net interest income	34	35	35	41	41
Provision for loan losses	(8)	(2)	(4)	(10)	(9)
Market valuation adjustments, net	-	(2)	(7)	(11)	(4)
Net interest income after provision and market valuation adjustments	26	31	24	20	28
Operating expenses	(13)	(12)	(11)	(18)	(11)
Realized gains on sales and calls, net	2	2	16	44	20
Benefit from income taxes	-	-	-	-	3
Net income	15	21	29	46	40
Less: Net income attributable to noncontrolling interest	-	1	-	-	-
GAAP Net Income	$15	$20	$29	$46	$40

Average diluted shares (thousands)	78,944	78,961	78,852	78,542	78,101
Diluted earnings per share	$0.18	$0.25	$0.35	$0.58	$0.51
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

REDWOOD TRUST, INC.

Consolidated Income Statements	Twelve Months Ended
($ in millions, except share data)	December 31,
	2010	2009

Interest income	$230	$288
Interest expense	(85)	(132)
Net interest income	145	156
Provision for loan losses	(24)	(49)
Market valuation adjustments, net	(20)	(88)
Net interest income after provision and market valuation adjustments	101	19
Operating expenses	(54)	(47)
Realized gains on sales and calls, net	64	63
Benefit from income taxes	-	4
Net income	111	39
Less: Net income attributable to noncontrolling interest	1	-
GAAP Net Income	$110	$39

Average diluted shares (thousands)	78,811	68,991
Diluted earnings per share	$1.36	$0.55
Regular dividends declared per common share	$1.00	$1.00

REDWOOD TRUST, INC.

Consolidated Balance Sheets	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
($ in millions, except share data)	2010	2010	2010	2010	2009

Real estate loans	$3,847	$3,752	$3,810	$3,662	$3,740
Real estate securities, at fair value:
Trading securities	330	310	276	289	278
Available-for-sale securities	825	798	741	847	810
Other investments	-	-	4	11	20
Cash and cash equivalents	47	189	288	242	243
Other assets	95	113	100	144	162
Total Assets	$5,144	$5,162	$5,219	$5,195	$5,253

Short-term debt	$44	$-	$-	$-	$-
Other liabilities	123	163	142	207	181
Asset-backed securities issued - Sequoia entities	3,458	3,568	3,681	3,557	3,645
Asset-backed securities issued - Acacia entities	303	264	253	280	298
Long-term debt	140	140	140	140	140
Total liabilities	4,068	4,135	4,216	4,184	4,264

Stockholders’ equity	1,065	1,016	991	998	972
Noncontrolling interest	11	11	12	13	17
Total equity	1,076	1,027	1,003	1,011	989

Total Liabilities and Equity	$5,144	$5,162	$5,219	$5,195	$5,253

Shares outstanding at period end (thousands)	78,125	77,984	77,908	77,751	77,737
GAAP book value per share	$13.63	$13.02	$12.71	$12.84	$12.50

REDWOOD TRUST, INC.

Consolidating Income Statement
Three Months Ended December 31, 2010			Other
($ in millions)	Redwood	New	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Interest income	$16	$2	$27	$-	$45
Net discount (premium) amortization	12	-	(1)	-	11
Total interest income	28	2	26	-	56
Interest expense	(3)	(1)	(18)	-	(22)
Net interest income	25	1	8	-	34
Provision for loan losses	-	-	(8)	-	(8)
Market valuation adjustments, net	2	-	(2)	-	-
Net interest income after provision and market valuation adjustments	27	1	(2)	-	26
Operating expenses	(13)	-	-	-	(13)
Realized gains on sales and calls, net	1	-	1	-	2
Income from New Sequoia	1	-	-	(1)	-
Loss from Other Consolidated Entities	(1)	-	-	1	-
Net Income (Loss)	$15	$1	$(1)	$-	$15

Consolidating Income Statement
Twelve Months Ended December 31, 2010			Other
($ in millions)	Redwood	New	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Interest income	$66	$5	$120	$-	$191
Net discount (premium) amortization	41	1	(3)	-	39
Total interest income	107	6	117	-	230
Interest expense	(8)	(5)	(72)	-	(85)
Net interest income	99	1	45	-	145
Provision for loan losses	-	-	(24)	-	(24)
Market valuation adjustments, net	(4)	-	(16)	-	(20)
Net interest income after provision and market valuation adjustments	95	1	5	-	101
Operating expenses	(53)	-	(1)	-	(54)
Realized gains on sales and calls, net	56	-	8	-	64
Income from New Sequoia	1	-	-	(1)	-
Income from Other Consolidated Entities	11	-	-	(11)	-
Noncontrolling interest	-	-	(1)	-	(1)
Net Income	$110	$1	$11	$(12)	$110

REDWOOD TRUST, INC.

Consolidating Balance Sheet
December 31, 2010			Other
($ in millions)	Redwood	New Sequoia	Consolidated	Intercompany	Redwood
	(Parent)		Entities	Adjustments	Consolidated

Real estate loans	$285	$145	$3,417	$-	$3,847
Real estate securities, at fair value:
Trading securities	21	-	309	-	330
Available-for-sale securities	802	-	23	-	825
Other investments	-	-	-	-	-
Cash and cash equivalents	47	-	-	-	47
Investment in New Sequoia	24	-	-	(24)	-
Investment in Other Consolidated Entities	81	-	-	(81)	-
Total earning assets	1,260	145	3,749	(105)	5,049
Other assets	35	2	58	-	95
Total Assets	$1,295	$147	$3,807	$(105)	$5,144

Short-term debt	$44	$-	$-	$-	$44
Other liabilities	46	-	77	-	123
Asset-backed securities issued	-	123	3,638	-	3,761
Long-term debt	140	-	-	-	140
Total liabilities	230	123	3,715	-	4,068

Stockholders’ equity	1,065	24	81	(105)	1,065
Noncontrolling interest	-	-	11	-	11
Total equity	1,065	24	92	(105)	1,076

Total Liabilities and Equity	$1,295	$147	$3,807	$(105)	$5,144

REDWOOD TRUST, INC.

Tax / GAAP Differences
Three Months Ended December 31, 2010
($ in millions, except per share data)

	Tax	GAAP	Differences
Interest income	$28	$56	$(28)
Interest expense	(2)	(22)	20
Net Interest Income	26	34	(8)
Provision for loan losses	-	(8)	8
Realized credit losses	(20)	-	(20)
Market valuation adjustments, net	-	-	-
Operating expenses	(12)	(13)	1
Realized gains on sales and calls, net	-	2	(2)
Provision for income taxes	-	-	-
Less: Net income attributable to noncontrolling interest	-	-	-
Net (Loss) Income	$(6)	$15	$(21)

Estimated (loss) income per share	$(0.07)	$0.19	$(0.26)

REDWOOD TRUST, INC.

Tax / GAAP Differences
Twelve Months Ended December 31, 2010
($ in millions, except per share data)

	Tax	GAAP	Differences
Interest income	$137	$230	$(93)
Interest expense	(9)	(85)	76
Net Interest Income	128	145	(17)
Provision for loan losses	-	(24)	24
Realized credit losses	(100)	-	(100)
Market valuation adjustments, net	-	(20)	20
Operating expenses	(44)	(54)	10
Realized gains on sales and calls, net	-	64	(64)
Provision for income taxes	-	-	-
Less: Net income attributable to noncontrolling interest	-	1	(1)
Net (Loss) Income	$(16)	$110	$(126)

Estimated (loss) income per share	$(0.20)	$1.36	$(1.56)

REDWOOD TRUST, INC.

Book Value Per Share and Management’s Estimate of Non-GAAP Economic Value Per Share*
($ in millions, except per share data)

	December 31, 2010
					Management’s
	GAAP				Estimate of Non-GAAP
	As Reported	Adjustments			Economic Value
Cash and cash equivalents	$47	$			$47

Real estate loans at Redwood
Residential	255				255
Commercial	30				30
Subtotal real estate loans	285				285
Real estate securities at Redwood
Residential	814				814
Commercial	8				8
CDO	1				1
Subtotal real estate securities	823				823
Investments in the Fund	14				14
Investments in Sequoia entities	87		(9	)(a)	78
Investments in Acacia entities	4		(3	)(b)	1
Other assets (d)	35				35
Total assets	1,295				1,283

Short-term debt	(44)				(44)
Long-term debt	(140)		65	(c)	(75)
Other liabilities (d)	(46)				(46)
Stockholders' Equity	$1,065				$1,118
Book Value Per Share	$13.63				$14.31

(a) Our investments in Sequoia entities consist of interest-only securities and senior and subordinate securities issued by Sequoia entities. We calculated the $78 million estimate of non-GAAP economic value for these securities using the same valuation process that we follow to fair value our other real estate securities. In contrast, the $87 million GAAP carrying value of these investments represents the difference between the assets and liabilities owned by the Sequoia entities.

(b) The GAAP carrying value of our investments in Acacia entities was $4 million and management’s estimate of the non-GAAP economic value of those investments was $1 million, which primarily reflects the present value of the management fees we expect to earn from these entities. The equity interests and securities we own in the Acacia entities have minimal value.

(c) At December 31, 2010, we had $140 million of long-term debt outstanding with a stated interest rate of LIBOR plus 225 basis points due in 2037. During the first half of 2010, through interest rate hedging arrangements, we effectively fixed the interest rate on this long-term debt at 6.75% (excluding issuance costs). We calculated the $75 million estimate of non-GAAP economic value of this long-term debt based on its stated interest rate using the same valuation process used to fair value our other financial assets and liabilities.

(d) Other assets are comprised of $5 million of accrued interest receivable and $30 million of other assets. Other liabilities are comprised of dividends payable of $20 million and accrued interest and other liabilities of $26 million.

* This table presents supplemental components of book value at December 31, 2010, as reported under GAAP and as estimated by us using fair values for our investments and long-term debt. We show our investments in the Fund, and the Sequoia and Acacia entities as separate line items to highlight our specific ownership interests, as the underlying assets and liabilities of these entities are legally not ours. Our non-GAAP estimated economic value is calculated using bid-side asset marks (or estimated bid-side values) and offer-side marks for our financial liabilities (or estimated offered-side values), as required to determine fair value under GAAP. For additional information to consider when reviewing this table, please see “Factors Affecting Management’s Estimate of Economic Value” in our most recent Annual Report on Form 10-K.

REDWOOD TRUST, INC.

Sources and Uses of Cash (a)
($ in millions)
	Three Months Ended
	December 31, 2010	September 30, 2010
Beginning cash balance	$189	$288
Sources of cash
Loans at Redwood	6	-
Securities at Redwood - principal and interest
Residential senior	42	36
Residential Re-REMIC	2	2
Residential subordinate	8	9
Commercial and CDO	1	2
Securities at Redwood - sales	-	-
Investments in Consolidated Entities	11	11
Short-term debt financing	44	-
Derivative margin returned, net	26	-
Changes in working capital	3	-
Total sources of cash	143	60

Uses of cash
Acquisitions of residential loans	(195)	(62)
Origination of commercial loans	(30)	-
Acquisitions of securities (b)	(29)	(48)
Cash operating expenses	(9)	(9)
Interest expense on long-term debt	(2)	(2)
Derivative margin posted, net	-	(17)
Dividends	(20)	(20)
Changes in working capital	-	(1)
Total uses of cash	(285)	(159)

Net uses of cash	(142)	(99)
Ending Cash Balance	$47	$189

(a) The sources and uses of cash in the table above are derived from our GAAP Consolidated Statements of Cash Flows by aggregating and netting cash flow in a manner consistent with the way management analyzes it. This table excludes the gross cash flow generated by our Sequoia and Acacia securitization entities and the Fund (cash flow that is not available to Redwood), but does include the cash flow distributed to Redwood as a result of our investments in these entities. The beginning and ending cash balances presented in the table above are GAAP amounts.

(b) Total acquisitions of securities in the fourth quarter of 2010 were $26 million. Securities acquisitions of $3 million made in the third quarter that did not settle until early October are also reflected in this table.